CONVERTIBLE PREFERRED DEBENTURE

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.



December 19, 2003                                            US $1,184,065.00

                              VERIDIUM CORPORATION

              CONVERTIBLE PREFERRED DEBENTURE DUE DECEMBER 17, 2008


FOR VALUE RECEIVED, VERIDIUM CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Company") promises to pay to Gary Schaedel and GCS Investments, a sole proprietorship, the registered holders hereof (jointly the "Holder"), at c/o Carl Schaedel & Co., 11 Patton Drive, West Caldwell, New Jersey 07006 (or such other address as the holder hereof shall designate in writing) the principal sum of $1,184,065 together with interest at the rate of ten (10%) percent per annum on the unpaid balance. Interest shall be calculated on the basis of the actual number of days elapsed over a three hundred sixty (360) day year of twelve (12) thirty (30) day months.

Principal and interest at the rate aforesaid shall be due and payable on the fifteenth (15th) day of each calendar quarter in an amount equal to 2% of the Company's gross annual revenue, on a consolidated basis, from the first day of the fiscal year of the Company to the last day of the calendar quarter immediately preceding the payment date, less any payments previously made under this Debenture during such fiscal year of the Company, with the first payment commencing July 1, 2004 (the "Commencement Date"); provided, however, that the payments under this Debenture for any fiscal year of the Company together with the regularly scheduled payments of interest made under that certain Convertible Secured Demand Promissory Note of even date herewith in the original principal amount of $1,500,000 issued by the Company to GCS Investments, L.L.C. (the "Note") during such fiscal year shall not exceed 30% of the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") for such year. In the event that the such payments collectively exceed 30% of the Company's EBITDA for such year, the payments due under this Debenture shall be reduced to that amount which, when added to the regularly scheduled interest payments under the Note, equal 30% of the Company's EBITDA for such year. Each payment hereunder, when made, shall be applied first on account of unpaid interest and the balance, if any, in reduction of principal. In the event that because of the limitations of this paragraph, any portion of the current interest due on the outstanding balance of this Debenture shall not have been paid at the end of any fiscal year, the amount of such unpaid interest shall be added to the unpaid principal balance hereof, and such unpaid interest shall bear interest at the rate of ten (10%) percent per annum.

Anything to the contrary herein notwithstanding, the unpaid principal balance of this Debenture (including any unpaid interest converted to principal as hereinabove provided) and the accrued but unpaid interest shall be due and payable on December 17, 2008 (the "Maturity Date").

The Company shall have the right to prepay all or any portion of the principal amount of this Debenture (including interest converted to principal), together with accrued interest, at any time, without penalty or premium. All such prepayments shall be applied first on account of interest, and then in reduction of principal (including any interest converted to principal).

On the due date of any payment, the Company shall deliver to the Holder such financial information, duly certified by the Chief Executive Officer of the Company, setting forth gross revenues, on a consolidated basis, and, if the 30% restriction shall be applicable, the Company's EBITDA, which form the basis for the amount of payment (even if same result in no payment being due). At the end of each fiscal year of the Company at such time as the Company shall prepare its annual audited financial statement, there shall be an appropriate adjustment of any payment due hereunder with respect to such fiscal year, with any underpayment made within ten (10) days of the issuance of such audit and any overpayment applied against the next payments due hereunder.

In the event that any payment due hereunder shall not be paid on the due date thereof, a late charge of five cents ($0.05) for each dollar of payment in arrears may be charged by the Holder for the purpose of defraying the expense incident to handling the said delinquent payment, and such late charge shall be paid by the Company to Holder upon demand therefor.

As security for the payment of this Debenture, the Company and its affiliates have executed and delivered to the Holder a Security Agreement (the "Security Agreement") of even date herewith, which Security Agreement grants to the Holder a security interest in assets of the Company and such affiliates as collateral security for this Debenture and the terms of which Security Agreement, as from time to time amended, modified or supplemented, are hereby incorporated herein by reference.

The following occurrences or events shall constitute an "Event of Default" and in any such event, the Holder may declare the Debenture, all interest thereon, and all amounts payable under this Debenture to be forthwith due and payable, whereupon the Debenture, all such interest, and all such amounts shall become and be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company:

     (i) Failure to pay the principal of, or interest on, the Debenture when due or declared due.

     (ii) The Company shall fail to perform or observe any term, covenant, or agreement contained in this Debenture or the Security Agreement.

     (iii) The Company shall make a general assignment for the benefit of creditors or file a petition in voluntary bankruptcy or a petition or answer seeking reorganization (as applicable) of the corporation or an adjustment of its indebtedness under the federal bankruptcy laws, or consent to the appointment of a receiver or trustee of its properties; or shall be adjudged bankrupt or a petition or proceeding for bankruptcy or for reorganization (as applicable) shall be filed against it and it shall admit the material allegations thereof or same is not discharged within thirty (30) days, or an order, judgment or decree involving in excess of $5,000 shall not be vacated or stayed within thirty (30) days of its entry; or a receiver or trustee shall be appointed for it or its properties or any part thereof.

     (iv) If a judgment is recovered against the Company in an amount in excess of $10,000 unless the Company shall deposit with the Holder a bond or other security acceptable to the Holder to insure the payment of all remaining obligations hereunder or the said judgment.

     (v)  A default or an "Event of Default" shall occur under the Note.

     (vi) The Holder shall deem itself insecure for any reason.

     (vii) Any material adverse change in the financial condition of any Borrower.

If this Debenture shall not be paid in full on the due date thereof, whether by acceleration or otherwise, interest on this Debenture shall be increased to eighteen (18%) percent per annum from the date upon which the Debenture first became due and payable (the "Default Rate"), and the Holder or any subsequent holder of this Debenture shall be entitled to recover as part of its damages interest at the Default Rate plus the Holder's or subsequent holder's cost and expenses of collection, including reasonable legal expenses, for the bringing and maintaining of any such collection action, any appeals related thereto and all post-judgment collection efforts. The obligations of the Company under the preceding sentence shall survive the repayment of this Debenture.

Nothing contained herein shall require the Company to pay or the Holder to accept interest in an amount which would subject Holder to any penalty or forfeiture under applicable law. In no event shall the total of all charges payable hereunder, whether for interest or any other charges which may or might be characterized as interest, exceed the maximum rate permitted to be charged under applicable law. Should Holder receive any payment which is or would be in excess of that permitted to be charged under such applicable law, such payment shall have been and shall be deemed to have been made in error and shall automatically be applied to reduce the principal balance outstanding on this Debenture.

After the Company pays the Holder the principal sum stated above (including any unpaid interest converted to principal as hereinabove provided) together with all accrued interest , this Debenture shall automatically convert (the "Principal Conversion Date") into Preferred Equity in the Company's American Metal Recovery, Corp. ("AMRC") subsidiary (the "AMRC Preferred Equity"). As an AMRC Preferred Equity holder, the Holder shall, commencing on the Principal Conversion Date, receive a dividend consisting of 2% of AMRC's annual gross revenue, payable quarterly in cash; provided, however, that such payment, when taken with the total payments made in the aggregate to all AMRC Preferred Equity investors, shall not exceed 30% of AMRC's EBITDA. In the event that the aggregate AMRC Preferred Equity dividends exceed 30% of AMRC's EBITDA, the relevant dividends shall be adjusted downward on a pro-rated basis to the extent that they are equal, in the aggregate, to 30% of AMRC's EBITDA.

The Company and AMC agree that the Calciner and related equipment owned by AMRC and used by AMRC to operate a Calciner Processing Line shall be AMRC's sole operating business and under no circumstances shall the Company or AMRC sell, assign or convey the Calciner to any other corporation or entity including an affiliate, grant the lien or security interest on the Calciner and its related equipment or the proceeds thereof or income therefrom, or operate any other activity within AMRC other than the Calciner's Processing Line, without the prior written consent of the Holders.

The Holder shall have the right to receive any distribution hereunder in the form of the Company's Common Stock, or otherwise convert some or all of the Debenture at any time on the basis of the trailing 10-day average market price of the Company's Common Stock.

COMPANY HEREBY WAIVES ANY AND ALL RIGHTS THAT IT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN THE COMPANY, THE HOLDER OR THEIR SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS DEBENTURE, THE SECURITY AGREEMENT AND THE OTHER DOCUMENTS EXECUTED IN CONNECTION WITH THIS DEBENTURE. IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDING.

No delay or failure on the part of Holder in exercising any right, privilege or option hereunder shall operate as a waiver thereof, or of any event of default; nor shall any single or partial exercise of any such right, privilege or option preclude any further exercise thereof, or the exercise of any other right, privilege or option.

Company and all other parties who at any time may be liable hereon in any capacity, jointly and severally, waive presentment, demand for payment, protest and notice of dishonor of this Debenture, and authorize the holder hereof, without notice, to grant extensions in the time of payment of and reductions in the rate of interest on any monies owing on this Debenture.

This Debenture is subject to the following additional provisions:

     1. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws and the terms of the Transaction Documents. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation. The Company shall maintain a book entry system (the "Debenture Register") with respect to principal and interest. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company shall treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary. The Debenture can be transferred through both surrender and issuance of a new Debenture (or reissuance of this Debenture) or the book entry system.

     2. Any Conversion hereunder shall be effectuated by delivering a Notice of Conversion to the Company as provided in this paragraph. The Notice of Conversion shall be executed by the Holder of this Debenture and shall evidence such Holder's intention to convert this Debenture or a specified portion hereof in the form annexed hereto as Exhibit A. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.

     3. All payments contemplated hereby to be made "in cash" shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given). All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder can designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

     4. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

     5. This Debenture and the other Transaction Documents shall be deemed to be contracts made under, and shall be construed in accordance with, and governed by the laws of the State of New Jersey; provided, however, that the laws of those states where the Collateral is located shall govern all issues with respect to the Collateral located therein. The parties hereby consent and submit to the exclusive jurisdiction  of the  Superior  Court of New  Jersey  located in Essex
          County, New Jersey or the United States District Court for the District of New Jersey located in Newark, New Jersey for the adjudication of any rights or claims arising under this Debenture, the Note or any other Transaction Document. By executing and delivering this Debenture, each Borrower, to the fullest extent permitted by law,
          (x) accepts for itself and its property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and any related appellate court, (y) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Debenture and all Transaction Documents or the transactions contemplated hereby and thereby, and (z) irrevocably waives any objection he may now or hereafter have as to the venue of any such action or proceeding brought in such a court or that such court is an inconvenient forum. The Company consents to the service of process in any such action or proceeding by mailing of copies thereof by certified mail, postage prepaid, such service to become effective three (3) days after such mailing. Nothing herein shall affect the Holder's rights to service process in any other manner prescribed by law or the right to bring legal or equitable actions or proceedings in other competent jurisdictions.

This Debenture and the Security Agreement are intended to recast and restate the following obligations of the Company:

     (i) the sum of FIVE HUNDRED THOUSAND ($500,000.00) DOLLARS, evidenced by and subject to the terms and conditions described in a certain SECURED PROMISSORY NOTE between the Secured Party and KBF, dated July 18, 2003,

     (ii) the sum of TWO HUNDRED THOUSAND ($200,000.00) DOLLARS, evidenced by and subject to the terms and conditions described in a certain INVESTMENT AND SECURITY AGREEMENT, between KBF (and its subsidiary, AMR, Inc) and Gary Schaedel dated February 9, 1999,

     (iii) the sum of ONE HUNDRED THOUSAND ($100,000.00) DOLLARS, evidenced by and subject to the terms and conditions described in a certain INVESTMENT AND SECURITY AGREEMENT, between KBF (and its subsidiary, New World Recycling, Inc. - formerly AMR, Inc.) and Gary Schaedel dated June 24, 2002, and

     (iv) the sum of TWO HUNDRED FIFTY THOUSAND ($250,000.00) DOLLARS, evidenced by and subject to the terms and conditions described in that certain letter agreement dated November 26, 2002 between KBF and Gary Schaedel and the convertible debentures to be issued pursuant thereto.

If for any reason whatsoever the terms of this Debenture and Security Agreement shall be rendered unenforceable with respect to any of the aforesaid obligations, then the Agreement heretofore in affect with respect to such obligation or obligations shall once again become fully effective with respect thereto. The aforesaid obligations shall not be deemed satisfied by the execution and delivery of this Debenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.



                                          VERIDIUM  CORPORATION



                                      /s/ Kevin Kreisler
                                          --------------------
                                          Kevin Kreisler
                                          Chairman and Chief Executive Officer

                                          AGREED TO BY:
                                          AMERICAN METAL RECOVERY CORPORATION,


                                        /s/ Kevin Kreisler
                                          --------------------
                                          Kevin Kreisler
                                          Chairman and Chief Executive Officer

                                    EXHIBIT A

                             NOTICE OF CONVERSION OF
                   CONVERTIBLE PREFERRED DEBENTURE SERIES DUE
                    DECEMBER 17, 2008 (To be Executed by the
              Registered Holder in Order to Convert the Debenture)



FROM:    GCS Investments, L.L.C. (the "Holder")

DATE:    ------------------------------(the "Conversion Date")

RE:      Conversion of $    principal amount (the "Converted Debenture") of the
         Convertible   Debenture   Due December 17, 2008, (the "Debenture") of
         VERIDIUM CORPORATION (the "Company") into shares (the "Conversion Shares") of Common Stock.

The captioned Holder hereby gives notice to the Company, pursuant to the Debenture of VERIDIUM CORPORATION that the Holder elects to convert the Converted Debenture into fully paid and non-assessable shares of Common Stock, $0.001 par value (the "Common Stock"), of the Company as of the Conversion Date specified above. Said conversion shall be based on the following Conversion Price.

Based on this Conversion Price, the number of Conversion Shares indicated above should be issued in the following name(s):

--------------------------------------------- ---------------------------------
Name and Record Address                                     Conversion Shares

--------------------------------------------- ---------------------------------
--------------------------------------------- ---------------------------------
--------------------------------------------- ---------------------------------
--------------------------------------------- ---------------------------------
--------------------------------------------- ---------------------------------
--------------------------------------------- ---------------------------------

As contemplated by the Debenture, this Notice of Conversion is being sent by facsimile to the telecopier number and officer indicated above.

If this Notice of Conversion represents the full conversion of the outstanding balance of the Debenture, the Holder either (1) has previously surrendered the Debenture, duly endorsed, to the Company or (2) will surrender (or cause to be surrendered) the Debenture, duly endorsed, to the Company at the address indicated above by express courier within five (5) business days after delivery or facsimile transmission of this Notice of Conversion.

The certificates representing the Conversion Shares should be transmitted by the Company to the Holder via express courier or by electronic transfer within 30 days of the receipt of this Notice of Conversion (by facsimile transmission or otherwise) to:





                                          -------------------------------------
                                          (Print name of Holder)

                                          By:
                                               --------------------------------
                                               (Signature of Authorized Person)

                                               --------------------------------
                                                  (Printed Name and Title)